UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2014

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12933	94-2634797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway

Fremont, California 94538

(Address of principal executive offices including zip code)

(510) 572-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 7, 2014, the Company’s Board of Directors (the “Board”) approved the amendment and restatement of the Company’s Amended and Restated Bylaws (the “Bylaws” and, as amended, the “Amended Bylaws”).

The Bylaws were amended and restated to provide the following, among other things:

(a) With respect to proposals and director nominations brought before a meeting by stockholders:

If the Company’s annual meeting is called for a date that is more than 25 days (rather than 30 days) before or after the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, then advance notice of stockholder proposals and director nominations must be given to the Company no later than the close of business on the 10th day following the day on which notice of the date of the meeting is publicly announced (rather than the later of such day and the 90th day before the annual meeting).

A stockholder who wishes to bring a proposal or nominate a director at a meeting, and the beneficial owner, if any, on whose behalf a proposal or nomination is made (each, a “Party”) must disclose specified information regarding ownership and derivative positions. With respect to director nominations, the nominating stockholder must disclose (1) the ownership and derivative information for each of its nominees, (2) any arrangements between a nominee and the Party, including pursuant to which the nomination is being made and (3) any other information as the Company may reasonably require to determine the eligibility of the nominee to serve as a director. A nominating stockholder’s notice must also represent that (w) the nominee will not enter into an agreement to vote in a particular manner if elected, (x) the nominee will disclose whether he or she has entered into an agreement to receive direct or indirect compensation for service as a director, (y) the nominee, if elected, will act in compliance with the Company’s confidentiality and corporate governance polices, and (z) the nominee will consent to being named in any proxy statement or other related filing of the Company.

The Amended Bylaws also require a nominating or proposing stockholder’s notice to include (1) disclosure of any material interest of the stockholder in the business proposed or the nomination and (2) inclusion of a representation as to whether the stockholder intends to appear in person or by proxy at the annual meeting to bring the proposed business or nomination before the meeting. If the proposing or nominating stockholder or a qualified representative of the stockholder does not appear at the annual meeting to present the proposed business or nomination, such business will not be transacted and such nomination will be disregarded.

Finally, the Amended Bylaws provide that a stockholder must update and supplement the information provided in the stockholder’s notice so that the information is true and correct as of the record date for the meeting.

(b) Only the business specified in a notice of a special meeting (rather than brought before the meeting by the Board) may be conducted at such meeting.

(c) The Amended Bylaws clarify when an election is deemed to be contested. The provision retains the standard that, in a contested election, directors will be elected by a plurality of the votes cast.

(d) The Amended Bylaws provide a more detailed framework for the chairman and secretary of any stockholder meeting, except to the extent inconsistent with rules adopted by the Board, to regulate the conduct of stockholder meetings.

(e) The chairman of the Board and the lead independent director have the authority to call a special meeting of the Board.

(f) Finally, the Amended Bylaws provide that in certain cases where a communication is required, notice by electronic means shall be sufficient to fulfill the requirement.

The foregoing is a summary description of the amendments to the Bylaws which does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which was filed with the Securities and Exchange Commission on May 22, 2013 as Exhibit 3.2 to the Company’s Current Report on Form 8-K and is incorporated herein by reference, and the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held at the principal office of the Company at 4650 Cushing Parkway, Fremont, California 94538 on November 6, 2014.

The results of voting on the following items were as set forth below:

(a) The votes for nominated directors, to serve for the ensuing year, and until their successors are elected, were as follows:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Martin B. Anstice	127,872,762	290,942	12,609,775
Eric K. Brandt	127,891,023	272,681	12,609,775
Michael R. Cannon	127,556,599	607,105	12,609,775
Youssef A. El-Mansy	127,860,727	302,977	12,609,775
Christine A. Heckart	127,868,759	294,945	12,609,775
Grant M. Inman	125,610,650	2,553,054	12,609,775
Catherine P. Lego	127,834,715	328,989	12,609,775
Stephen G. Newberry	127,114,096	1,049,608	12,609,775
Krishna C. Saraswat	127,866,355	297,349	12,609,775
William R. Spivey	127,855,736	307,968	12,609,775
Abhijit Y. Talwalkar	127,872,308	291,396	12,609,775

All director nominees were duly elected.

(b) The vote on a proposal to approve on an advisory basis the compensation of the named executive officers of the Company (“Say on Pay”) was as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Total Shares Voted	123,587,143	3,876,469	700,092	12,609,775

The proposal was approved.

(c) The vote on a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015 was as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Total Shares Voted	137,742,050	1,270,291	1,761,138	—

The appointment was ratified.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.2	Bylaws of the Registrant, as amended and restated, dated November 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2014

LAM RESEARCH CORPORATION

By:
/s/ SARAH A. O’DOWD
Sarah A. O’Dowd
Senior Vice President & Chief Legal Officer

EXHIBIT INDEX

3.2	Bylaws of the Registrant, as amended and restated, dated November 7, 2014